UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Terex Corporation (“Terex” or the “Company”) previously announced in December 2009 that the base salary levels of its executive officers who experienced 10% reductions in March 2009, would be restored, effective with the first full pay period beginning on or after January 1, 2010, except for Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer who had voluntarily determined that he would not return to his previous base salary level until a later date.  The Company’s Compensation Committee, following a discussion with Mr. DeFeo, has determined that his base salary will be restored effective no later than the first full pay period beginning on or after January 1, 2011.

Item 8.01.  Other Events.

(a)  On November 23, 2010, the Company’s Compensation Committee approved certain changes to the Company's outside directors’ compensation program.  In considering changes to the compensation for the Board of Directors of Terex, the Company’s Compensation Committee noted public company boards, including the Board of Directors of Terex, generally have experienced increasing time commitments and demands over the past several years, which is expected to continue, and that the Company’s outside director compensation has not changed since 2007.  As a part of its review, the Committee retained its independent compensation consultant to prepare a report analyzing Terex’s outside directors’ compensation program in comparison with a selected group of peer companies, which was the same peer group used to benchmark Terex’s executive compensation (excluding those companies with annual revenues above $8 billion).  The Company’s Compensation Committee also considered that the total compensation received by the Company’s outside directors was below both the median and average of the above-mentioned peer group.

The changes to the Company’s outside directors’ compensation program will be effective January 1, 2011, with the outside directors receiving pro-rata compensation for the period between January 1, 2011 and the Company’s 2011 annual stockholders meeting.  A summary of the material terms of Terex’s revised outside directors’ compensation program is filed as Exhibit 10.1 to this Form 8-K.

(b)  On November 23, 2010, the Company’s Compensation Committee approved cash payments to G. Chris Anderson, Lead Director of the Company, Oren Shaffer, a director of the Company and Helge Wehmeier, a former director of the Company, in the amounts set forth below in recognition of the significant amount of time that they dedicated to Terex as members of a Special Committee of the Terex Board of Directors that was formed to review and advise the Terex Board of Directors with respect to corporate governance practice improvements in light of the previously settled investigation of the Company by the Securities and Exchange Commission.

Name	Cash Amount
G. Chris Andersen, Chair of the Special Committee	$30,000
Oren Shaffer, Member of the Special Committee	$20,000
Helge Wehmeier, Member of the Special Committee	$10,000

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Summary of material terms of Terex Corporation Outside Directors’ Compensation Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2010

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel